UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CYBER HORNET Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Central Avenue, Suite 800, St. Petersburg, FL	33701
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number

Shares of beneficial interest, no par value per share of:

CYBER HORNET S&P 500® and Ethereum 75/25 Strategy ETF

CYBER HORNET S&P 500® and Solana 75/25 Strategy ETF

CYBER HORNET S&P 500® and XRP 75/25 Strategy ETF

CYBER HORNET S&P 500® and Crypto Top 10 Strategy ETF

	The Nasdaq Stock Market LLC	39-4873265 39-4897654 39-4922301 39-4945467

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-129930

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of CYBER HORNET S&P 500® and Ethereum 75/25 Strategy ETF, CYBER HORNET S&P 500® and Solana 75/25 Strategy ETF, CYBER HORNET S&P 500® and XRP 75/25 Strategy ETF, and CYBER HORNET S&P 500® and Crypto Top 10 Strategy ETF, each a series of Cyber Hornet Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 78 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-129930; 811-21836) filed on January 28, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1.	The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 68 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-129930; 811-21836), as filed with the Securities and Exchange Commission on July 26, 2024.

2.	Amendment No. 1 to the Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(3) to Post-Effective Amendment No. 68 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-129930; 811-21836), as filed with the Securities and Exchange Commission on July 26, 2024.

3.	Amendment No. 2 to the Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(4) to Post-Effective Amendment No. 78 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-129930; 811-21836), as filed with the Securities and Exchange Commission on January 28, 2026.

4.	The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-129930; 811-21836), as filed with the Securities and Exchange Commission on November 23, 2005.

5.	Amendment No. 1 to the Trust’s By-Laws is included as Exhibit (b)(2) to Post-Effective Amendment No. 66 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-129930; 811-21836), as filed with the Securities and Exchange Commission on November 14, 2023.

6.	Amendment No. 2 to the Trust’s By-Laws is included as Exhibit (b)(3) to Post-Effective Amendment No. 78 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-129930; 811-21836), as filed with the Securities and Exchange Commission on January 28, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CYBER HORNET Trust

Date: January 28, 2026	By:	/s/ Michael Willis
Michael Willis
President and Principal Executive Officer